Exhibit 10.1

RENEWAL AGREEMENT
(Advisory Management Agreement)

THIS RENEWAL AGREEMENT, dated as of June 10, 2019 (the “Agreement”), is entered into among LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC., a Maryland corporation (the “Company”), LIGHTSTONE VALUE PLUS REIT V OP LP, a Texas limited partnership (the “Operating Partnership”) and LSG-BH II ADVISOR LLC, a Delaware limited liability company (the “Advisor”).

BACKGROUND

A.	The Company, the Operating Partnership, and the Advisor are parties to an advisory management agreement dated February 10, 2017 with a one-year term ending February 10, 2018 the “Advisory Management Agreement”).

B.	The Company, the Operating Partnership, and the Advisor subsequently entered into a Renewal Agreement dated February 10, 2018 to renew the term of the Advisory Management Agreement for an additional four-month term ending on June 10, 2018.

C.	The Company, the Operating Partnership, and the Advisor subsequently entered into a First Amendment to the Advisory Management Agreement dated June 10, 2018 (the “First Amendment”) in order to modify the Debt Financing Fee and to renew the term of the Advisory Management Agreement for an additional one-year term ending on June 10, 2019. The Advisory Management Agreement as amended by the First Amendment are collectively referred to as the “Advisory Agreement.”

D.	The Company and the Operating Partnership desire to continue to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities set forth in the Advisory Agreement, on behalf of, and subject to the supervision of, the Board and its Conflicts Committee, all as provided in the Advisory Agreement.

E.	The Advisor is willing to continue to undertake to render advisory services to the Company and the Operating Partnership, subject to the supervision of the Board, on the terms and conditions set forth in the Advisory Agreement for the one-year term as set forth in the Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties to this Agreement agree as follows:

1.        Defined Terms. Any term used herein that is not otherwise defined in this Agreement shall have the meaning ascribed to such term as provided in the Advisory Agreement.

2.        Renewal Term. In accordance with the provisions of Section 4.01 of the Advisory Agreement, the term of the Advisory Agreement is hereby renewed for a one-year term commencing June 10, 2019 and ending June 10, 2020.

3.        Ratification; Effect on Advisory Agreement. The Advisory Agreement shall remain in full force and effect and is hereby confirmed in all respects. On and after the date of this Agreement, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” or words of similar import will mean and be a reference to the Advisory Agreement and renewed hereby.

4.        Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by all parties to this Agreement, or their respective successors or assignees.

5.        Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in any of the federal or state courts located in the Borough of Manhattan in New York City.

6.        Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts of it, taken together, bear the signatures of all of the parties reflected below as the signatories.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

By:	/s/ Andreas K. Bremer
Andreas K. Bremer, Chairman of the Special Committee of the Board of Directors

LIGHTSTONE VALUE PLUS REIT V OP LP
By:BHO II, Inc., its General Partner

By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds, Senior Vice President

LSG-BH II ADVISOR LLC

By:	/s/ Joseph E. Teichman
Joseph E. Teichman Authorized Signatory

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